Exhibit 99.(d)(xv)(a)

POLICY NUMBER: [XXXXXXXXXX]

POLICY SPECIFICATIONS

Summary of Coverages Effective on the Policy Date

R22NLG	No-Lapse Guarantee Rider
S22NLG

[ICC22 S22PLS]	Page [X]

POLICY NUMBER: [XXXXXXXXXX]

POLICY SPECIFICATIONS

No-Lapse Guarantee Rider

Guarantee Period:	[60] Years
Annual No-Lapse Guarantee Premium:	$[1,202.93]
No-Lapse Factor:	[1.00643403]

No-Lapse Credit

No-Lapse Credit – The No-Lapse Credit as of the Policy Date, which is also the first Monthly Payment Date, is equal to the premium paid less one-twelfth of the Annual No-Lapse Guarantee Premium. On any other Monthly Payment Date, the No-Lapse Credit is equal to (a + b - c) - d, where:

a = the No-Lapse Credit as of the prior Monthly Payment Date multiplied by i; where i is:

• no greater than the No-Lapse Factor shown above, if the No-Lapse Credit less Policy Debt is negative; otherwise, i is:

• [1.00000000];

b = the premiums received since the prior Monthly Payment Date;

c = withdrawals taken since the prior Monthly Payment Date; and

d = one-twelfth of the then current Annual No-Lapse Guarantee Premium.

ICC22 S22NLG	Page [X]